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                                                                    EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                              US-SINO GATEWAY, INC.


A. NAME: The name of this Corporation is US-SINO GATEWAY, INC.

         B. PURPOSE: The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

         C. INITIAL AGENT: The name and address of this Corporation's initial agent for service of process is:

                                    William B. Ting
                                    1220 Greycrest Place
                                    Diamond Bar, CA 91765

         D. AUTHORIZED CAPITAL: This Corporation is authorized to issue only one class of shares, which may be designated "common" shares. The total authorized number of such shares which may be issued is One Million (1,000,000).

         E. LIMITATION OF DIRECTORS' LIABILITY: The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

         F. INDEMNIFICATION OF CORPORATE AGENTS: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or directors or otherwise, in excess of the indemnification provisions of Section 317 of the California Corporations Code.

         G. AMENDMENT REPEAL OR MODIFICATION: Any amendment repeal or modification of the foregoing provisions set forth in Paragraphs E or F hereof by the shareholders of the Corporation shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such amendment repeal or modification.

         H. CLOSE CORPORATION: This Corporation is a close corporation. The issued shares of this Corporation of all classes shall be held of record by not more than thirty-five (35) persons.


                    /S/
                    --------------------------------------------
                    KEVIN LUTZ, Incorporator


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                                                                     EXHIBIT 3.1
                  RESTATED ARTICLES OF INCORPORATION
                                       OF
                              US-SINO GATEWAY, INC.
                            A California Corporation

         WILLIAM B. TING does hereby certify that:

1. He is the duly elected and acting President and Secretary of US-SINO GATEWAY, INC. (the "Corporation").

2. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

A. NAME: The name of this Corporation is US-SINO GATEWAY, INC.

B. PURPOSE: The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

C. AUTHORIZED CAPITAL: This Corporation is authorized to issue two classes of shares which shall be designated "Preferred Stock" and "Common Stock" respectively. The number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares. The number of shares of Common Stock authorized to be issued is fifty million (50,000,000) shares. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of the series.

D. LIMITATION OF DIRECTORS' LIABILTY: The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

E. EXPANDED INDEMNIFICATION: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

         3. The foregoing amendment and restatement of the Articles of Incorporation and this Certificate have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 100,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than two-thirds. The foregoing amendment and restatement of the Articles of Incorporation and this Certificate has been duly approved by the Board of Directors.

         I further declare under penalty of perjury under the laws of the state of California that the matters set forth in this Certificate are true and correct of his own knowledge.



Dated:  January 21, 2002      /S/
                              --------------------------------------------
                                       WILLIAM B. TING, President and Secretary


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